Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

Memry Corporation First Six Months FY ‘07

Revenues $26.3M. Net Income $735,000 or $0.02

Per Diluted Share

Bethel, Conn., February 8, 2007 — Memry Corporation (AMEX: MRY) reported today that revenues for the second fiscal quarter ended December 31, 2006 were $12,506,000, compared with $12,649,000 reported in the comparable quarter a year ago, a reduction of 1%. The company reported a net loss of $280,000, or $0.01 per diluted share, compared with a net loss of $236,000, or $0.01 per diluted share, in the comparable quarter of last fiscal year. The net loss in the comparable quarter a year ago included separation charges of $1,130,000. The company reported an operating loss of $299,000 versus an operating loss of $12,000 in last year’s second quarter.

Revenues for the first six months of the 2007 fiscal year were up 4% to $26,336,000 from $25,316,000 in the first six months of FY ‘06. Net income in FY ‘07 increased $470,000 in the first six months, to $735,000, or $0.02 per diluted share, compared with $265,000, or $0.01 per diluted share, for the same period in FY ‘06. Operating income for the first six months of FY ‘07 was $1,562,000, compared with $1,165,000 in the first six months of FY ‘06.

Memry Chief Executive Officer Robert Belcher said, “As expected, weakness in our Nitinol operations resulted in a 1% drop in second fiscal quarter revenues. We experienced declines in revenues from superelastic tubing and tube-based stent components reflecting both pricing pressure and a decline in units shipped. Our business is being affected by a loss of market share as our largest customer has moved to develop an additional source of tube-based stent components. Partially offsetting this, we recorded increased revenues from Nitinol prototype development and R&D activities as well as a boost in revenues for a new Nitinol catheter product.”

“Increased shipments of catheter products to several customers helped produce a 7.8% improvement in Polymer division revenues even though we continued to be adversely affected by inventory adjustments from a major customer. Our polymer business, which has a higher gross margin than our Nitinol business, accounted for 34% of total revenues in the quarter, up from 31% of total revenues for the same period a year earlier.

“As we communicated last quarter, we expect a decline in our Nitinol business for the remainder of the fiscal year and continuing pressure on margins. Our polymer business continues to be strong. Our ongoing investment in the manufacturing growth of our polymer operations will affect near term profitability, but we expect such investment to enable us to continue to grow polymer revenues over the next several years.

Memry Corporation

“Despite the current difficulties, we believe that our longer term outlook is positive. New product initiatives, which have experienced some delays, are expected to begin to produce top and bottom line results late in calendar year 2007. Our balance sheet continues to be strong and the company continues to generate positive cash flows from operations, which provide us with resources to fund additional growth opportunities. Net debt (total debt, less cash) was $235,000 as of December 31, 2006, a reduction from $3,026,000 at June 30, 2006. Adjusted EBITDA as a percentage of revenues was 8.6% in the quarter compared with 16.2% in the comparable quarter a year ago. The Adjusted EBITDA performance indicates our sensitivity to short term sales volume in our highly engineered Nitinol products segment.”

A copy of the financial statements follows.

The company will host a conference call with CEO Robert Belcher and senior members of the management team on Friday, February 9 at 11 a.m. Eastern. The call will cover Memry’s second quarter fiscal 2007 earnings. Robert Belcher will open the conference call, followed by a question-and-answer session.

To participate in this call, dial (877) 407-8031 any time after 10:55 a.m. Eastern on February 9. International callers should dial (201) 689-8031.

About Memry Corporation

Memry Corporation provides design, engineering, development and manufacturing services to the medical device and other industries using the company’s proprietary shape memory alloy and polymer extrusion technologies. Medical device products include stent components, catheter components, guidewires, laparoscopic surgical sub-assemblies and orthopedic instruments as well as complex, multi-lumen, multi-layer polymer extrusions used for guidewires, catheters, delivery systems and various other high-end interventional medical devices.

An investment profile on Memry may be found at http://www.hawkassociates.com/mryprofile.aspx.

For more information, contact Memry Chief Financial Officer and Treasurer Richard F. Sowerby at (203) 739-1100, e-mail: Richard_Sowerby@Memry.com, or Frank Hawkins or Julie Marshall, Hawk Associates, at (305) 451-1888, e-mail: info@hawkassociates.com. Detailed information about Memry Corporation can be found at http://www.memry.com. Copies of Memry Corporation press releases, SEC filings, current price quotes, stock charts and other valuable information for investors may be found at http://www.hawkassociates.com and http://www.americanmicrocaps.com.

This release contains certain forward-looking statements which involve known and unknown risks, uncertainties or other factors not under the company’s control, which may cause actual results, performance or achievements of the company to be materially different from the results, performance or other expectations implied by these forward-looking statements. These factors include, but are not limited to, those detailed in the company’s periodic filings with the Securities and Exchange Commission. In this release, the company refers to EBITDA and Adjusted EBITDA, financial measures that are not recognized under accounting principles generally accepted in the United States of America (GAAP). The company defines EBITDA as earnings before income taxes, interest expense, net, depreciation and amortization. The company defines Adjusted EBITDA as EBITDA further adjusted to exclude material non-cash items and items that may be infrequent in occurrence or, in management’s view, not indicative of the company’s continuing operating performance and cash flows. EBITDA and Adjusted EBITDA should not be considered as alternatives to, or more meaningful than, net income, operating income, cash flows from operations or other traditional indications of a company’s operating performance or liquidity that are derived in accordance with GAAP. In addition, the company’s calculations of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures being disclosed by other companies, limiting their usefulness as comparative measures. The company discloses EBITDA and Adjusted EBITDA as each is a commonly referred to financial metric used in the investing community to evaluate the performance of companies in our industry. The company believes that disclosure of EBITDA and Adjusted EBITDA is helpful to those reviewing its performance, as EBITDA and Adjusted EBITDA provide information on the company’s ability to meet debt service, capital expenditure and working capital requirements, and management believes that EBITDA and Adjusted EBITDA are also useful indicators of the company’s operating performance. We present Adjusted EBITDA as a percentage of revenues because management believes it is a useful indicator of the company’s operating performance.

Memry Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

(Unaudited)

	December 31, 2006	June 30, 2006
ASSETS
Current assets
Cash and cash equivalents	$8,365,000	$6,965,000
Accounts receivable, less allowance for doubtful accounts	6,780,000	8,156,000
Inventories	5,351,000	5,418,000
Deferred tax asset	1,663,000	1,663,000
Prepaid expenses and other current assets	516,000	41,000

Total current assets	22,675,000	22,243,000

Property, plant and equipment	23,807,000	22,588,000
Less accumulated depreciation	(14,712,000)	(13,592,000)

	9,095,000	8,996,000

Other assets
Intangible assets, less accumulated amortization	6,836,000	7,171,000
Goodwill	14,146,000	14,146,000
Deferred financing costs, less accumulated amortization	300,000	355,000
Investment	409,000	409,000
Deferred tax asset	1,383,000	1,821,000
Deposits and other assets	156,000	159,000

Total other assets	23,230,000	24,061,000

TOTAL ASSETS	$55,000,000	$55,300,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$4,701,000	$5,478,000
Notes payable	2,080,000	2,173,000
Income tax payable	108,000	215,000

Total current liabilities	6,889,000	7,866,000

Notes payable, less current maturities	6,520,000	7,818,000

Other non-current liabilities	120,000	116,000

Stockholders’ equity
Common stock	297,000	291,000
Additional paid-in capital	56,176,000	54,946,000
Accumulated deficit	(15,002,000)	(15,737,000)

Total stockholders’ equity	41,471,000	39,500,000

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$55,000,000	$55,300,000

Memry Corporation and Subsidiaries

Condensed Consolidated Statements of Operations

For the Three Months and Six Months Ended December 31, 2006 and 2005

(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2006	2005	2006	2005
Revenues	$12,506,000	$12,649,000	$26,336,000	$25,316,000
Cost of revenues	9,078,000	7,694,000	17,185,000	15,612,000

Gross profit	3,428,000	4,955,000	9,151,000	9,704,000

Operating expenses
Research and development	337,000	602,000	830,000	1,067,000
General, selling and administration, including separation charges of $1,130,000 in 2005	3,272,000	4,239,000	6,532,000	7,220,000
Amortization of intangible assets	126,000	126,000	252,000	252,000
Other	(8,000)	—	(25,000)	—

	3,727,000	4,967,000	7,589,000	8,539,000

Operating income (loss)	(299,000)	(12,000)	1,562,000	1,165,000

Interest
Expense	(266,000)	(331,000)	(572,000)	(652,000)
Income	106,000	55,000	198,000	98,000

	(160,000)	(276,000)	(374,000)	(554,000)

Income (loss) before income taxes	(459,000)	(288,000)	1,188,000	611,000
Provision for (benefit from) income taxes	(179,000)	(52,000)	453,000	346,000

Net income (loss)	$(280,000)	$(236,000)	$735,000	$265,000

Net income (loss) per common share
Basic	$(0.01)	$(0.01)	$0.03	$0.01

Diluted	$(0.01)	$(0.01)	$0.02	$0.01

Weighted average common shares used in calculation
Basic	29,601,754	28,754,707	29,357,145	28,695,084

Diluted	29,601,754	28,754,707	29,854,376	29,465,545

Memry Corporation and Subsidiaries

Condensed Segment Data

For the Three Months and Six Months Ended December 31, 2006 and 2005

(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2006	2005	2006	2005
Revenues
Nitinol Products	$8,334,000	$8,839,000	$17,754,000	$18,054,000
Polymer Products	4,198,000	3,895,000	8,615,000	7,375,000
Corporate items and eliminations	(26,000)	(85,000)	(33,000)	(113,000)

Consolidated	$12,506,000	$12,649,000	$26,336,000	$25,316,000

Gross profit
Nitinol Products	$1,894,000	$3,090,000	$5,651,000	$6,307,000
Polymer Products	1,534,000	1,865,000	3,500,000	3,397,000

Consolidated	$3,428,000	$4,955,000	$9,151,000	$9,704,000

Memry Corporation and Subsidiaries
EBITDA and Adjusted EBITDA
For the Three Months and Six Months Ended December 31, 2006 and 2005
(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2006	2005	2006	2005
Revenues	$12,506,000	$12,649,000	$26,336,000	$25,316,000

Net Income (Loss)	$(280,000)	$(236,000)	$735,000	$265,000
Income Taxes	(179,000)	(52,000)	453,000	346,000
Interest Expense, Net	160,000	276,000	374,000	554,000
Depreciation	528,000	558,000	1,123,000	1,055,000
Amortization (a)	169,000	168,000	336,000	335,000

EBITDA	398,000	714,000	3,021,000	2,555,000

CEO Separation Charges	—	1,130,000	—	1,130,000
Stock-based Compensation (b)	205,000	202,000	381,000	392,000
Incremental Professional Fees (c)	468,000	—	596,000	—

Adjusted EBITDA	$1,071,000	$2,046,000	$3,998,000	$4,077,000

Adjusted EBITDA as a % of Revenues	8.6%	16.2%	15.2%	16.1%

a)	Amortization excludes the amortization of deferred financing costs, which is included in interest expense, net.
b)	Stock-based compensation represents non-cash items. Effective July 1, 2005, the Company adopted SFAS No. 123(R), ‘Share-Based Payment.’
c)	Incremental professional fees are 1) excess litigation fees and 2) professional fees related to the voluntary implementation of Sarbanes-Oxley Section 404 compliance.